SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2011

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On June 22, 2011, Clifton Savings Bancorp, Inc. (the “Company”), the mid-tier holding company for Clifton Savings Bank (the “Bank”), issued a press release announcing that it will withdraw its application for conversion that has been pending before the Office of Thrift Supervision (the “OTS”).  On February 7, 2011, the Company announced the postponement of its second step conversion and offering following the issuance by the OTS of a “Needs to Improve” rating to the Bank as a result of its recent Community Reinvestment Act (“CRA”) examination.  The OTS will merge with the Office of the Comptroller of the Currency and cease to exist on July 21, 2011.  The Company remains committed to the completion of its conversion and offering and intends to file a conversion application with the OCC as soon as the OCC confirms that the Company may proceed with the application.

A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Other Exhibits

      (d)                 Exhibits

Number                                Description

99.1                                Press Release dated June 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: June 22, 2011	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer